As filed with the Securities and Exchange Commission on May 8, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
______________________________

A10 NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	A10 Networks, Inc. 2014 Employee Stock Purchase Plan	20-1446869
(State or other jurisdiction of incorporation or organization)	(Full Title of the Plan)	(I.R.S. Employer Identification Number)

	Dhrupad Trivedi
	Chief Executive Officer and President
	A10 Networks, Inc.
2300 Orchard Parkway	2300 Orchard Parkway
San Jose, CA	San Jose, California 95131	95131
(Address of principal executive offices)	(Name and address of agent for service)	(Zip Code)
(408) 325-8668
(Telephone number, including area code, of agent for service)

Copies to:

James J. Masetti
Christina F. Pearson
Pillsbury Wintrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304
(650) 233-4500

______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒                        Accelerated filer ☐
Non-accelerated filer ☐                        Smaller reporting company ☐
                                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

______________________________

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

Pursuant to General Instruction E to Form S-8, this registration statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “SEC”) for the purpose of increasing the number of securities of the same class as other securities for which certain registration statements on Form S-8 relating to the same employee benefit plan are effective. Specifically, this Registration Statement is being filed to register 2,500,000 additional shares of common stock of A10 Networks, Inc. (the “Registrant”) for issuance under the A10 Networks, Inc. 2014 Employee Stock Purchase Plan, as amended (the “ESPP”), that have become available for issuance under an amendment to the ESPP, approved by the Registrant’s stockholders on April 17, 2025. The registration statements on Form S-8 filed with the SEC (File Nos. 333-194719, as amended, 333-202652, 333-209835, and 333-212954) are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8 except as amended hereby.

Item 8. Exhibits.

Exhibit No.	Description
5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in the opinion filed as Exhibit 5.1).
23.2*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page hereto).
99.1*	2014 Employee Stock Purchase Plan, as amended.
107*	Filing Fee Table.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 8th day of May, 2025.

A10 NETWORKS, INC.

Date:	May 8, 2025	By:	/s/ Dhrupad Trivedi
Name: Dhrupad Trivedi
Title: Chief Executive Officer and President (Principal Executive Officer)

The undersigned officers and directors of the Registrant hereby severally constitute and appoint Brian Becker and Scott Weber, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of May, 2025.

Signature	Title

/s/ Dhrupad Trivedi	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)
Dhrupad Trivedi

/s/ Brian Becker	Chief Financial Officer (Principal Financial and Accounting Officer)
Brian Becker

/s/ Tor R. Braham	Director
Tor R. Braham

/s/ Peter Y. Chung	Director
Peter Y. Chung

/s/ Eric Singer	Director
Eric Singer

/s/ Dana Wolf	Director
Dana Wolf